MODIFICATION NUMBER TWO

   Pursuant to our production Contract of February 13, 1995, the requirements of Article Three Subsection C are waived for the months of October, November, and December, 1996.

   The requirements of Article Three Subsection C remain in force through the remainder of the term of the Production Contract.

   IN WITNESS WHEREOF

   The undersigned parties have duly executed this modification to their agreement on the date last written below.



   CARRINGTON LABORATORIES, INC.           OREGON FREEZE DRY, INC.

   By:/S/Luiz Cerqueira                    By:/S/Philip A. Unverzagt

   Name: Luiz Cerqueira                    Name: Philip A. Unverzagt

   Title: VP Oper./Mfg. & L.A. Sales       Title: Sr. VP/CFO

   Date: 11/19/96                          Date: 11/11/96